Exhibit 10.1

LOAN SALE AGREEMENT
(Westhollow Apartments)

Dated and Effective as of July 30, 2010

by and between

Bank of America, N.A. as successor by merger to
LaSalle Bank National Association as Trustee for the
Registered Holders of GMAC Commercial Mortgage
Securities, Inc., Mortgage Pass-Through Certificates,
Series 2003-C3

SELLER

and

Resource Real Estate Opportunity OP, LP,
a Delaware limited partnership

BUYER

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LOAN SALE AGREEMENT

THIS LOAN SALE AGREEMENT (“Agreement”), is made and entered into as of July 30, 2010, by and between Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3 (“Seller”) and Resource Real Estate Opportunity OP, LP, a Delaware limited partnership or its designee (“Buyer”).

RECITALS

A. Seller is the holder of and wishes to sell the Loan (as defined in Article 1 below) on the terms and subject to the conditions set forth herein.

B. Buyer, a sophisticated and experienced purchaser of commercial real estate and loans secured by real property, wishes to purchase the Loan, all on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1
DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

Section 1.1 “Agreement” means this Loan Sale Agreement, including all Exhibits and Schedules hereto.

Section 1.2 “Assigned Rights and Obligations” means Seller’s right, title, interest and obligations in, to and under the Loan and the Loan Documents, including, without limitation, all of Seller’s rights to principal, interest, fees, costs and expenses payable thereunder after the Closing Date and all of Seller’s other rights and claims thereunder (including all rights in any receivership estate which exists in connection with the Loan Documents).

Section 1.3 “Assignment and Assumption of Assigned Rights and Obligations” means the document to be delivered on the Closing Date by Buyer and Seller, the form of which is attached hereto as Exhibit B, whereby Seller assigns to Buyer or Buyer’s designee, and Buyer or Buyer’s designee accepts and assumes from Seller, the Assigned Rights and Obligations.

Section 1.4 “Business Day” means any day on which Seller is open for business other than a Saturday, a Sunday or a Maryland state or Federal holiday.

        Section 1.5 “Closing” means the occurrence of all acts required by this Agreement to assign and transfer the Assigned Rights and Obligations from Seller to Buyer and for Buyer to accept and assume the Assigned Rights and Obligations from Seller.

Section 1.6 “Closing Date” means the date thirty (30) days after the conclusion of the Due Diligence Period, or such date as provided in Section 2.7 hereof, or such other date upon which Buyer and Seller may mutually agree.

Section 1.7 “Closing Documents” means all documents described herein that are required to be delivered at the Closing by Seller or Buyer.

Section 1.8 “Collateral” means the real and personal property, guaranty, pledge and/or other property securing the Loan Note as described in the Loan Documents.

Section 1.9 “Collateral Document” means the deed of trust, security agreement, UCC financing statements, guaranty, letter of credit, pledge, loan agreement and/or other instruments creating a security interest in, and/or a lien or encumbrance upon any of the Collateral, as set forth and listed in Exhibit A.

Section 1.10 “Cut Off Date” means July 30, 2010.

Section 1.11 “Deleted Documents” means certain agreements and other documentation that pertain to all or a portion of the Loan Documents (including, without limitation, certain attorney/client correspondence, confidential or privileged information, valuations and opinions regarding the Loan or the Property, internal analyses and memoranda, regulatory reports and internal assessments of valuation of the Loan, the Loan Documents or the Collateral) that have been deemed legally privileged or otherwise inappropriate to include with the Loan Documents.

Section 1.12 “Deposit” means $750,000.00 in cash to be deposited into Escrow by Buyer by wire transfer as required by Section 2.4, together with all interest which accrues thereon following the deposit thereof into Escrow. Escrow Holder shall invest the Deposit in an interest bearing account reasonably acceptable to Seller and Buyer. The Deposit shall be deposited into Escrow as provided in Section 2.4 of this Agreement.

Section 1.13 “Effective Date” means the date upon which this Agreement has been signed and delivered by both Seller and Buyer.

Section 1.14 “Escrow” means the escrow to be opened with Escrow Holder in connection with this Agreement and the transactions contemplated hereunder.

Section 1.15 “Escrow Holder” means First American Title Insurance Company, whose address for this transaction is as follows:  1801 K Street, N.W., Suite 200-K, Washington, D.C., Attention:  Richard Whelton.

Section 1.16 “Interest Paid-To-Date” means ____________, the date to which the interest has been paid with respect to the Loan as of the Cut-Off Date.

       Section 1.17 “Loan” means (a) the obligation evidenced by the Loan Note, the Loan Documents and/or any amendment thereto and (b) all rights, powers, liens or security interests of Seller in or under any Collateral Document.

Section 1.18 “Loan Documents” means the agreements, certificates, legal opinions or other documents related to, or evidencing, the Loan, as obtained at the time of its origination and any subsequent modification now in Seller's possession, including, but not limited to, the Loan Note, the security agreement, loan agreement, guarantees, insurance certificates, borrower estoppel certification and subordination agreements for leases, financial statements and operating statements, credit reports, lender’s title insurance policy, engineering report, soils report, environmental audit report, transaction, history records and architect’s certificate as applicable to the Loan, other than the Deleted Documents, as set forth and listed in Exhibit A.

Section 1.19 “Loan Note” means the Promissory Note dated as of October 27, 2003 evidencing the indebtedness $13,850,000.00 from Westhollow Landmark LP, a Delaware limited partnership, under the Loan described on Exhibit A hereto and all allonges attached thereto.

Section 1.20“Obligor” means Westhollow Landmark LP, a Delaware limited partnership.

Section 1.21 “Purchase Price” means the sum of Eight Million One Hundred Thousand and 00/100 Dollars ($8,100,000.00).

Section 1.21 “Receivership Action” means the litigation styled “CWCapital Asset Management, LLC, as Special Servicer for Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3 vs. Westhollow Landmark LP, Cause No. 2009-21766 in the 333rd District Court of Harris County, Texas.

Section 1.21 “Receivership Order” shall  mean that certain Order Appointing Receiver entered in the Receivership Action on April 7, 2009.

ARTICLE 2
PURCHASE AND SALE OF THE ASSIGNED RIGHTS

Section 2.1 Agreement to Sell and Purchase Assigned Rights and Obligations. On the Closing Date, Seller agrees to sell, transfer and assign, and Buyer agrees to purchase and assume, the Assigned Rights and Obligations, on an “AS IS,” “WHERE IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), AND WITHOUT WARRANTIES, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THE LIMITED AND EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 4 HEREOF, AND WITHOUT RECOURSE OF ANY NATURE TO SELLER.

        Section 2.2 Assignment and Assumption of Assigned Rights and Obligations. On the Closing Date, Seller and Buyer shall each deliver to Escrow Holder an Assignment and Assumption of Assigned Rights and Obligations, in the form of Exhibit B hereto, executed by an authorized representative of Seller and Buyer, which Assignment and Assumption of Assigned Rights and Obligations shall sell, transfer, assign, set-over, convey and delegate to Buyer the Assigned Rights and Obligations.

Section 2.3 Consideration for Assigned Rights and Obligations. As consideration for the transfers and assignments hereunder by Seller, Buyer shall pay the Purchase Price to Seller through Escrow and Buyer shall assume all of Seller’s obligations under the Assigned Rights and Obligations.  On or before the Closing Date, Buyer shall deposit in Escrow, by wire transfer of immediately available funds, the balance of the Purchase Price (net of the Deposit), together with any additional amounts payable by Buyer pursuant to the closing adjustments and prorations described in Sections 6.5 and 6.6 hereof.

Section 2.4 Deposit. Within three (3) Business Days of the execution of this Agreement by Seller and delivery thereof to Buyer, Buyer shall deliver the Deposit into Escrow. The Deposit shall be applied to the Purchase Price upon Closing. If (a) the conditions precedent set forth in Section 5.1 shall have been satisfied or waived by Buyer, (b) Seller shall have performed fully or tendered performance of its obligations hereunder and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be delivered by Escrow Holder to Seller as liquidated damages pursuant to Section 9.3.  If Buyer delivers a Cancellation Notice, as defined hereinafter, to Seller prior to the end of the Due Diligence Period, then the entire Deposit shall be delivered by Escrow Holder to Buyer within one (1) Business Day thereafter.

Section 2.5 Notice of Buyer Designee. On or before the date that is two (2) days prior to the Closing, Buyer may designate to Seller in writing, at its sole discretion, an affiliated entity as designee to receive and assume the Assigned Rights and Obligations.  If Buyer designates another entity to assume the Assigned Rights and Obligations, Buyer nevertheless shall remain liable for all obligations of Buyer hereunder and thereunder, notwithstanding any such designation.

Section 2.6 Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open escrow (the “Escrow”) for the consummation of the transfer of the Assigned Rights and Obligations to Buyer pursuant to this Agreement.  Upon Escrow Holder’s receipt of the Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement.  Buyer and Seller shall promptly execute general escrow instructions based upon this Agreement at the request of Escrow Holder; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control.  Upon the Closing, Escrow Holder shall pay any sum owed to Seller with immediately available United States federal funds.  Upon execution of this Agreement, Seller shall provide Buyer with copies of all of the Loan Documents and the Collateral Documents.

Section 2.7 Buyer’s Extension of Rights.  Buyer shall have the right to extend the Closing Date, twice, for up to thirty days each time.  The Purchase Price will be increased by $50,000.00 each time that Buyer extends the Closing Date as provided in this Section 2.7.  Buyer shall provide notice of its option to extend at least two (2) Business Days prior to the currently scheduled Closing Date.  The Buyer may also accelerate the Closing Date to any earlier date upon five (5) days written notice to Seller.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer hereby represents, warrants and covenants as of the date hereof and as of the Closing Date that:

Section 3.1 Authorization and Compliance. Buyer is duly and legally authorized to enter into this Agreement and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement.  At Closing, Buyer will supply Seller with a certified copy of a resolution of its Board of Directors, Partners, or Members as the case may be, authorizing Buyer’s entry into this Agreement through such representative, together with such documents as Seller may reasonably require as evidence of the Buyer’s good standing or as further evidence of such authority.

Section 3.2 Binding Obligation of Buyer. Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of Buyer hereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 3.3 No Conflict With Other Agreements. The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or conflict with or result in a breach of or constitute a default of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it is bound or any order or decree applicable to Buyer.

Section 3.4 No Further Consent Required. Buyer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with Buyer’s execution, delivery, or performance of this Agreement, except such as have been obtained.

Section 3.5 Independent Evaluation. Buyer’s decision to purchase the Loan and assume the Assigned Rights and Obligations pursuant to this Agreement is based upon Buyer’s own independent evaluation of the information made available by Seller, and Buyer’s independent evaluation of the Loan Documents, Collateral Documents, Collateral, and related information which Buyer acknowledges and agrees Seller has made available to it and that Buyer has been given the opportunity to inspect prior to the Closing Date. Buyer will rely solely on its own investigation and will not rely upon any oral or written information provided by Seller outside of this Agreement or its personnel or agents and acknowledges that no employee or representative of Seller has been authorized to make, and that Buyer has not relied upon, any statements, other than those specifically contained in this Agreement. Buyer has made its own, independent evaluation of all aspects of the Loan as Buyer deemed necessary, including, without limitation, (i) the enforceability of the Collateral Documents, (ii) title to, and the value of, the Property, and (iii) the value of the Loan.  Buyer is assuming all risk with respect to the completeness, accuracy or sufficiency of the Collateral Documents and the other information.  Buyer understands that the Deleted Documents could contain information which, if known to Buyer, could have a material impact on its determination of value of the Loan as well as its decision to purchase the Loan.  Buyer further acknowledges that in acquiring the Loan, Buyer is assuming the risk of full or partial loss which is inherent with the credit, collateral and collectability risks associated with the Loan.  Buyer understands that the Loan may be in default and may be non-performing, that pending proceedings with the United States Bankruptcy Code may have been filed by or against one or more of the Borrower Parties.

Section 3.6 Direction to Conduct Due Diligence. Buyer has been urged, invited and directed to conduct such due diligence review and analysis of the Collateral, Loan Documents, Collateral Documents and related information, together with such records as are generally available to the public from local, county, state and federal authorities, record-keeping offices and courts prior to the Effective Date (including, without limitation, any bankruptcy courts in which Obligor, its guarantor or surety, if any, may be subject to any pending bankruptcy proceedings), as Buyer deemed necessary, proper or appropriate in order to make a complete, informed decision with respect to the purchase and acquisition of the Assigned Rights and Obligations.

Section 3.7 Due Diligence Review.  Buyer shall have until 5:00 p.m. (Eastern Daylight Time) on August 23, 2010 (the “Due Diligence Period”) to perform its due diligence review of the Loan.  At any time on or prior to the expiration of the Due Diligence Period, Buyer may, in its sole and absolute discretion, for any or no reason, elect not to purchase the Loan by delivering written notice thereof (a “Cancellation Notice”) to Seller.  If Seller does not receive a Cancellation Notice with respect to the Loan prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 3.7.  In the event that Seller receives a Cancellation Notice with respect to the Loan on or prior to the expiration of the Due Diligence Period, this Agreement shall terminate, Buyer shall be entitled to receive the Deposit back from the Escrow Holder and Buyer and Seller shall have no further obligation under this Agreement.  To facilitate Buyer’s due diligence review of the Loans, Seller shall deliver to or make available to Buyer, on or prior to the Effective Date, for Buyer’s review, Loan Documents and Collateral Documents and such other documents pertaining to the Loan which are reasonably requested by Buyer and available to Seller.

Section 3.8 “AS-IS” Sale. Buyer acknowledges and agrees that, except as provided in Article 4, Seller has not and does not represent, warrant or covenant any condition or status of the Collateral or the nature, accuracy, or completeness of any of the Loan Documents and/or Collateral Documents or of the financial condition or status of the Obligor or the Collateral. Except as provided in Article 4, all documentation, information, analysis and/or correspondence, if any, which is or may be sold, transferred, assigned and conveyed to Buyer with respect to the Collateral or the Loan is sold, transferred, assigned and conveyed to Buyer on an “as is, where is” basis, with all faults.

Section 3.9 No Further Reliance on Seller. Buyer is not relying upon the continued actions or efforts of Seller in connection with its decision to purchase the Loan and to purchase and assume the Assigned Rights and Obligations, and Buyer agrees that, because of its sophistication and status, the representations made herein and other valid reasons and the purchase of the Loan, the Assigned Rights and Obligations does not constitute the purchase of securities within the meaning of federal or state securities laws.

Section 3.10 Application to Designee. If Buyer designates an affiliate to receive and assume the Assigned Rights and Obligations pursuant to Section 2.5, all of the representations, warranties and covenants of Buyer contained in this Article 3 shall be deemed remade and to apply to Buyer’s designee as if the name of Buyer’s designee were substituted in place of Buyer in each instance other than the preamble to Article 3.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1 Seller Is Owner of Loan and Assigned Rights and Obligations.  Seller hereby represents and warrants as of the date hereof and as of the Closing Date, that (a) Seller has the authority and right to sell and assign the Assigned Rights and Obligations to Buyer; (b) Seller is presently the sole owner and beneficiary under all of the Loan Documents, and has not assigned, pledged, promised, encumbered or otherwise transferred any interest in the Loan or any of the Loan Documents to any other person or party; (c) the copies of the Loan Documents and the Collateral Documents provided by Seller to Buyer are true and complete copies thereof, and to Seller's actual knowledge, each of such instruments is in full force and effect, and binding and unmodified in accordance with their terms; (d) to Seller's actual knowledge, based solely upon the statement of the Master Servicer for the Loan attached as Exhibit D (the "Master Servicer Statement"), the principal balance of the Loan and the interest paid to date and the escrowed amounts held by the Master Servicer for the Loan are as set forth on the Master Servicer Statement, and (e) Assuming due authorization, execution and delivery by each other party hereto, this Agreement and all of the obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).  To the extent that Seller receives any principal or interest payments from or on behalf of the Borrower on account of the Loan after the Effective Date, Seller shall provide Buyer with a written statement on the Closing Date with the updated outstanding Principal Balance of the Loan and the updated Interest Paid-To-Date.  The foregoing representations and warranties shall survive the closing of the purchase under this Agreement and shall survive the recordation of the Assignment of Deed of Trust.

Section 4.2 Disclaimer. EXCEPT FOR THOSE EXPRESSED IN SECTION 4.1, NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER OR BY ANYONE ACTING ON ITS BEHALF, PARTICULARLY, BUT WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE FOREGOING, NO WARRANTIES OR REPRESENTATIONS REGARDING (i) THE COLLECTABILITY OF THE LOAN, (ii) THE CREDITWORTHINESS OF ANY OBLIGOR, (iii) THE VALUE OF ANY COLLATERAL SECURING PAYMENT OF THE LOAN, (iv), THE LOAN’S FREEDOM FROM LIENS AND ENCUMBRANCES, IN WHOLE OR IN PART, (v) THE TRANSFERABILITY AND ENFORCEABILITY OF THE LOAN NOTE AND COLLATERAL DOCUMENTS SUPPORTING THE LOAN, OR (vi) TITLE TO OR THE CONDITION OF THE UNDERLYING COLLATERAL INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL MATTER OR CONDITION, WHETHER LATENT OR OBSERVABLE.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE LOAN SOLD AND THE RIGHTS AND OBLIGATIONS ASSIGNED TO AND ASSUMED BY BUYER UNDER THIS AGREEMENT ARE SOLD AND TRANSFERRED WITHOUT RECOURSE.

ARTICLE 5
CONDITIONS PRECEDENT

Section 5.1 Conditions for the Benefit of Buyer, Including Due Diligence. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase and assume the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of each of the following conditions precedent, prior to or on the Closing Date:

(a)           All Closing Documents necessary to consummate the transactions contemplated in this Agreement shall have been executed and delivered by Seller as required by this Agreement.

(b)           There shall not have been any material damage or destruction to the Collateral from the condition of the Collateral as it existed upon the Effective Date of this Agreement.

(c)           Neither Buyer nor Seller shall have terminated this Agreement pursuant to the terms of this Agreement.

(d)           Each and every representation and warranty of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

Section 5.2 Conditions for the Benefit of Seller.  Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell and assign the Assigned Rights and Obligations shall be subject to and contingent upon the satisfaction (or waiver by Seller) of the following conditions precedent prior to or on the Closing Date:

(a)           Payment of the Purchase Price, plus sufficient funds to pay Buyer’s share of all escrow costs, prorations and closing expenses as set forth in Sections 6.5 and 6.6 below, to Seller at the Closing.

(b)           All Closing Documents necessary to consummate the transaction as contemplated in this Agreement shall have been executed and delivered by Buyer as required by this Agreement.

(c)           Neither Buyer nor Seller shall have terminated the Agreement pursuant to the terms of this Agreement.

(d)           Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made and as of the Closing Date in all material respects.

        Section 5.3 Failure or waiver of Conditions Precedent. In the event any of the conditions set forth in Section 5.1 or 5.2 do not occur as of the Closing Date, or such earlier date as set forth above, or have not been waived in writing by Buyer or Seller, respectively, the party for whose benefit the failed condition exists may terminate this Agreement by written notice to the other party, the Deposit will be returned to Buyer, and neither party shall have any further obligation to the other, other than as stated in the Agreement.  Buyer and Seller may, at their election, at any time or times on or before the Closing Date, waive in writing the benefit of any of the conditions set forth in Section 5.1 or 5.2. A party’s waiver of any condition to the Closing shall not constitute a waiver by that party of any other unsatisfied conditions, or of such party’s right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party.  Buyer and Seller agree to cooperate and to use all reasonable efforts to fulfill the conditions set forth herein.

ARTICLE 6
ESCROW AND CLOSING

Section 6.1 Escrow. The Escrow contemplated by this Agreement shall be opened by Buyer and Seller with Escrow Holder in accordance with Sections 2.4 and 2.6 herein. On or before two (2) Business Days prior to the Closing Date, Seller and Buyer shall deliver such additional joint escrow instructions to Escrow Holder consistent with this Article 6 as are reasonably required by Escrow Holder.  The Closing shall, at Seller’s election, be either by telephone, confirmed by letter or wire or conducted in person at the place designated by Seller and reasonably acceptable to Buyer.

Section 6.2 Deposits by Buyer. Buyer shall deposit or cause to be deposited into Escrow:

(a)           The Deposit;

(b)           the Purchase Price, net of the Deposit, plus sufficient funds to pay Buyer’s share of all Escrow costs, prorations and closing expenses as set forth in Sections 6.5 and 6.6 below by means of a wire transfer to Escrow Holder of U. S. Dollars in immediately available federal funds; and

(c)           a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Buyer.

Section 6.3 Deposits by Seller. Seller shall deposit in Escrow the following:

   (a)              a counterpart Assignment and Assumption of Assigned Rights and Obligations, executed by Seller;

                       (b)           an assignment of Seller’s beneficial interest under the Mortgage and the Assignment of Leases and Rents in the form of Exhibit C to Buyer (“Assignment of Beneficial Interest”), executed and acknowledged by Seller;

                                (c)         a UCC-3 statement assigning Seller’s security interest created pursuant to the UCC-1 to Buyer (“UCC-3”) or written authorization from Seller pursuant to which Buyer can prepare and file the UCC-3;

(d)           the original Loan Note endorsed to the order of Buyer or Buyer’s designee, without recourse, representation or warranty; and

(e)           each original Collateral Document and Loan Document in Seller’s and/or its agent’s and/or representative’s possession affecting the Loan.

Section 6.4 Intentionally Omitted.

Section 6.5 Closing Costs. Seller and Buyer shall each pay the fees and expenses of their respective legal counsel incurred in connection with this transaction.  Escrow Holder’s fees for serving as escrow agent shall be paid one-half by Buyer and one-half by Seller.  Buyer shall pay all other title and escrow costs and expenses related to the transaction. Seller shall not bear the cost of any recordation fees and/or taxes associated with selling, transferring, and assigning the Loan, including, without limitation, recording an assignment of the mortgage or deed of trust which secures the Loan, assignments of any financing statements, and any fees and/or taxes associated with other transfer documents which are to be recorded in connection with the transactions contemplated hereby.  The Purchase Price shall be absolutely net to Seller, and there shall be no prorations except as provided in Section 6.6 below.  On or before the Closing Date, Buyer agrees to deposit with Escrow Agent cash in an amount sufficient to pay all costs to be paid by Buyer with respect to the Closing.  Any funds impounded or held in escrow by Seller for the benefit of Obligor shall be retained by Seller.

Section 6.6 Prorations.  All revenues collected as of closing and expenses, including, but not limited to rents and any other amounts paid by tenants, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, reimbursement of maintenance and repair expenses and normally prorated operating expenses billed or paid as of the Date of Closing shall be prorated as of 11 :59 p.m. EST, on the day before the Date of Closing and shall be adjusted against the Purchase Price due at Closing, provided that within sixty (60) days after Closing, Buyer and Seller will make a further adjustment for such rents, taxes or charges which may have accrued or been incurred prior to the Date of Closing, but not received or paid at that date.

Section 6.7 Taxes.  General real estate taxes and special assessments relating to the Property payable during the year in which Closing occurs shall be prorated with respect to the Property as of the Date of Closing.  If Closing shall occur before the actual taxes and special assessments payable during such year are known, the apportionment of taxes shall be upon the basis of taxes for the Property payable during the immediately preceding year.  If, as the result of an appeal of the assessed valuation of the Property for any real estate tax year prior to (or including) the Closing, there is issued before or after Closing an administrative ruling, judicial decision or settlement by which the assessed value of the Property for such tax year is reduced, and a real estate tax refund issued, Seller shall be entitled to all such refunds relating to the period prior to Closing and such amounts shall be turned over to Seller.

Section 6.8 Purpose and Intent.  Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 7 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property and shall receive all income therefrom accruing through midnight of the day preceding the Closing and Buyer shall bear all such expenses and receive all such income accruing thereafter.

Section 6.9 Security Deposits.  At Closing, Seller shall be charged and Purchaser shall be credited with the security deposits paid by tenants as reflected on the rent roll to be provided by Seller to Purchaser, but only to the extent collected by Receiver and not yet applied.

Section 6.10 Utility Deposits.  At Closing Buyer shall be charged and Seller credited with all existing utility deposits related to the Property.

Section 6.11 Receivership.  The Buyer and Seller agree and acknowledge that the Collateral is subject to the Receivership Action and that upon transfer of the Loan from Seller to Buyer, Buyer will take the necessary actions to substitute into the Receivership Action, as Plaintiff.  Seller agrees to cooperate with Buyer, as necessary, to have Buyer substitute, as Plaintiff into the Receivership Action.

Section 6.12 Insured Collateral.  Buyer is responsible for having collateral risk insurance on the collateral on the first day following the Closing Date.  Seller shall cancel the collateral risk insurance and any other insurance effective on the Closing Date.  Seller shall be entitled to any return or refund of premiums as a result of such cancellations.  Any loss after the Closing to either Obligor or to Buyer or to the value or collectability of the Loan due to Seller’s cancellation of collateral risk insurance is the sole responsibility of Buyer.

Section 6.13 Title Insurance.  Seller shall have no responsibility for and shall have no obligation to pay any costs associated with transferring and obtaining any endorsements to any existing title policy or new title policy in connection with this transaction.  Seller makes no assurance regarding the availability of any endorsements or accuracy or enforceability of any existing title policy.

ARTICLE 7
FILES AND RECORDS

Section 7.1 Conformity to Law.  Buyer agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan purchased hereunder including, but not limited to, the length of time such documents and records are to be retained.

Section 7.2 Inspection by Seller.  After the transfer of documents or files to Buyer pursuant to the terms of this Agreement, Buyer agrees that Seller shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, in connection with any dispute or litigation related to the Collateral or the Loan in which Seller is a party, upon Seller’s reasonable notice to Buyer.

ARTICLE 8
RELEASE AND INDEMNIFICATION OF SELLER

Section 8.1 Environmental Issues.  Buyer expressly acknowledges that there may be certain environmental issues, risks, liabilities and/or contaminations with respect to the Collateral securing the payment of the Loan Note.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS ADVISED BUYER THAT BUYER WILL BE GIVEN THE OPPORTUNITY TO INSPECT THE ENVIRONMENTAL ASSESSMENTS, IF ANY, HELD BY SELLER, AND THAT BUYER WILL BE RELYING SOLELY ON ITS OWN INVESTIGATIONS (OR HAS DECIDED TO PROCEED AT ITS OWN RISK WITHOUT ANY SUCH INVESTIGATIONS EVEN THOUGH SELLER HAS RECOMMENDED SUCH INVESTIGATIONS) OF THE COLLATERAL, AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY RIGHTS OR CLAIMS AGAINST SELLER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM FOR INDEMNIINCATION, REIMBURSEMENT OR CONTRIBUTION) ARISING FROM OR RELATED TO THE COLLATERAL OR ANY ENVIRONMENTAL REQUIREMENTS (AS DEFINED BELOW) OR ANY HAZARDOUS MATERIALS (AS DEFINED BELOW) ON, UNDER, ABOUT OR AROUND THE COLLATERAL.  For purposes of this Agreement, the term “Hazardous Materials” means any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §960 1 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. §9601 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S. C. §260 1 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under Environmental Requirements (as defined below) or the common law, or any other applicable laws relating to the Collateral. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Collateral, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Collateral or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Collateral or adjacent property; or (C) which, if it emanated or migrated from the Collateral, could constitute a trespass. For purposes of this Agreement, the term “Environmental Requirements” means all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which the Collateral is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner or operator of the Collateral, or the use of the Collateral, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

       Section 8.2 Release of Seller.  Buyer hereby releases and forever discharges Seller, its agents, servants, directors, officers, employees, servicers, attorneys, successors, assigns and affiliates (all such persons being collectively referred to as the “Related Persons”), of and from any and all causes of action, claims, demands and remedies of whatsoever kind and nature that Buyer has or may in the future have against Seller or any Related Persons, and in any manner on account of, arising out of or related to the Loan purchased and the rights assigned hereunder except for claims or causes of action arising by reason of Seller’s breach of this Agreement (the “Released Matters”).  It is the intention of Buyer that the foregoing general release shall be effective as a bar to all actions, causes of action, suits, claims or demands of every kind, nature or character whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in connection with the Released Matters.

Section 8.3 Indemnification. Subject to the provisions of Section 8.3 (c):  (a) Buyer hereby agrees to indemnify, hold harmless and defend Seller and all Related Persons (collectively, the “Indemnified Parties”), and each of them, from and against any and all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including reasonable attorneys’ and accountants’ fees and costs, to which any of the Indemnified Parties may become subject on account of, arising out of, or related to any act, omission, conduct or activity of Buyer or any of its officers, directors, employees, agents, attorneys, servants, shareholders, successors or assigns, on account of, arising out or related to (i) this Agreement, including, without limitation, the exercise of Buyer’s due diligence rights hereunder, (ii) the Loan purchased, the rights assigned and the obligations assumed hereunder, and (iii) the use, ownership, control, operation or condition of Collateral securing the Loan purchased hereunder, including without limitation, the presence or release of any Hazardous Materials or any other hazardous or toxic fluids, substances or materials on, under or about such Collateral.

(b)           Promptly after receipt by an Indemnified Party of notice of the commencement of any action to which this Section 8.3 shall apply, the Indemnified Party shall notify Buyer in writing of the commencement of such action and of the possibility of a claim by the Indemnified Party against Buyer under this Section; however, failure of the Indemnified Party to so notify Buyer will not relieve Buyer of liability hereunder.  Buyer shall be entitled to participate in such action and may, with the consent of the Indemnified Party, assume the defense of such action with counsel selected by Buyer with the approval of the Indemnified Party.  After Buyer’s assumption of the defense, Buyer shall not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of such action, unless (i) such expenses are incurred with the prior written approval of Buyer, or (ii) if the Indemnified Party reasonably determines that its interests may be adverse in whole or in part to those of Buyer and that there may be legal defenses available to the Indemnified Party that are different from, in addition to or inconsistent with defenses available to Buyer, in which case the Indemnified Party may retain its own counsel and be indemnified by Buyer for all legal and other expenses and costs reasonably incurred in connection with the investigation and defense of the action.

(c)           Buyer shall not be liable for the settlement of any action if such settlement is effected without Buyer’s express written consent, which shall not be unreasonably withheld or delayed. If any action is settled with Buyer’s written consent or if there is a final judgment against the Indemnified Party in any action, Buyer shall indemnify, hold harmless and defend the Indemnified Party from and against all loss or liability incurred by reason of such settlement or judgment.

Section 8.4 Collateral Materials.  Seller has provided Buyer certain asset summaries and other information and has provided Buyer access to certain other materials and information, which may have included certain loan documents, title reports, file reviews, internal analyses and memoranda, correspondence, environmental assessments, inspection reports, operating statements, rent rolls, surveys, engineering reports, and/or appraisals relating to the Collateral and certain financial statements, credit reports, operating statements, internal analyses and memoranda and other information regarding the financial condition, management ability and other aspects of the Obligor, (the above described asset summaries, materials are referred to herein as the “Collateral Materials”).  BUYER UNDERSTANDS AND ACKNOWLEDGES THAT, ALTHOUGH SELLER HAS ATTEMPTED TO PROVIDE BUYER ACCESS TO INFORMATION IN SELLER’S POSSESSION WHICH SELLER BELIEVED COULD BE RELEVANT, THE COLLATERAL MATERIALS WERE NOT PREPARED FOR BUYER OR TO BE RELIED UPON BY BUYER, THAT THEY MAY BE INCOMPLETE AND OUTDATED AND MAY CONTAIN ERRORS, OMISSIONS, AND INACCURATE AND CONFLICTING INFORMATION, AND THAT SELLER HAS NOT ATTEMPTED TO VERIFY, CORRECT OR RECONCILE THE INFORMATION IN THE COLLATERAL MATERIALS. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT ANY COLLATERAL REPORT WHICH MAY BE PROVIDED BY SELLER IS BEING PROVIDED WITHOUT REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS, ACCURACY OR SUFFICIENCY OF THE FACTS, ASSUMPTIONS OR CONCLUSIONS CONTAINED THEREIN; AND BUYER HEREBY WAIVES, RELEASES AND AGREES NEVER TO ASSERT ANY CLAIMS AGAINST SELLER, ITS RESPECTIVE REPRESENTATIVES OR THE PREPARERS OF THE COLLATERAL MATERIALS WHICH COULD BE ALLEGEDLY BASED UPON RELIANCE ON THE COLLATERAL MATERIALS. BUYER HAS BEEN AND IS HEREBY EXPRESSLY ADVISED BY SELLER TO CONDUCT AN INDEPENDENT INVESTIGATION WITH RESPECT TO THE IDENTIFICATION AND SUFFICIENCY OF THE COLLATERAL, THE VALUE AND CONDITION OF THE COLLATERAL, THE LIEN PRIORITY AND PERFECTION OF THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, OBTAINING TITLE SEARCHES AND/OR, IF OBTAINABLE, LENDER’S TITLE POLICY ENDORSEMENTS OR NEW LENDER’S TITLE POLICIES IN CONNECTION WITH THE COLLATERAL), THE FINANCIAL CONDITION AND MANAGEMENT ABILITY OF THE OBLIGOR, THE VALIDITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS AND ALL OTHER MATTERS) WHICH COULD AFFECT THE COLLECTIBILITY AND VALUE OF THE LOAN NOTE AND OTHER LOAN DOCUMENTS, THE ASSIGNED RIGHTS AND OBLIGATIONS.

ARTICLE 9
BREACH OF THE AGREEMENT

Section 9.1 Seller’s Breach.  If Seller breaches this Agreement, the breach is discovered prior to Closing by Buyer and Buyer proceeds to close the transactions contemplated hereunder, Buyer shall have waived any and all damages resulting from Seller’s breach.  If Seller breaches this Agreement and Buyer does not close the transactions contemplated hereunder, Seller shall be allowed a reasonable opportunity to cure the breach.  If the breach cannot be cured Buyer may, at Buyer’s option, pursue all of Buyer’s rights and remedies that Buyer may have under this Agreement and at law or equity; provided that Buyer hereby waives any and all rights it may have in law or equity to record a Notice of Pendency of Action on the title of any of the Collateral.  If Seller defaults under this Agreement after Closing, Buyer may, at Buyer’s option, pursue all of Buyer’s rights and remedies under this Agreement or at law or equity.  In addition, Buyer may not recover any consequential or punitive damages resulting from Seller’s breach of the Agreement.  Buyer’s damages for such breach, prior to Closing,  may not exceed the amount of the Deposit.

Section 9.2 Buyer’s Breach.  If Buyer defaults under this Agreement prior to Closing, Seller’s sole and exclusive remedy at law shall be to terminate this Agreement and to retain the Deposit in accordance with Sections 2.4 and 9.3.  If Buyer defaults under this Agreement after Closing, Seller may, at Seller's option, pursue all of Seller's rights and remedies that Seller may have under this Agreement and at law; provided that Seller may not recover any consequential or punitive damages resulting from Buyer's breach of the Agreement.

Section 9.3 Liquidated Damages. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT (a) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLER’S ACTUAL DAMAGES IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT, AND (b) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF BUYER’S DEFAULT UNDER THIS AGREEMENT PRIOR TO CLOSING, SELLER’ S SOLE AND EXCLUSIVE REMEDY AT LAW SHALL BE TO TERMINATE THIS AGREEMENT AND TO RECEIVE AND RETAIN THE DEPOSIT.

Initials:

Buyer                                                                             Seller

Section 9.4 No Personal Liability. In no event shall any shareholder, director, partner or officer of Seller or a Related Person be personally liable for any obligations of Seller under this Agreement.  In no event shall any shareholder, director, partner or officer of Buyer or a related person be personally liable for any obligation of Buyer under this Agreement.

Section 9.5 Survival. The parties agree that Seller’s and Buyer’s warranties and representations and Seller's and Buyer's respective indemnification obligations contained in this Agreement and in any document (including any certificate) executed pursuant to this Agreement shall survive the Closing and recordation of the Assignment of Deed of Trust.  Seller's liability to Buyer for any damages suffered by Buyer as a result of a breach by Seller of its warranties and representations contained in this Agreement and not discovered by Buyer until after Closing shall be limited to actual damages, not to exceed the purchase price for the Loan.  Buyer hereby waives and acknowledges that it may not recover any consequential or punitive damages resulting from Seller's breach of such warranties and representations.

Section 9.6 Damages Related To Collateral. Seller shall have no liability to Buyer with respect to any damage deriving from or related to the Collateral.

ARTICLE 10
NOTICES

Unless otherwise provided for herein, all notices and other communications required or permitted hereunder shall be in writing (including a writing delivered by facsimile transmission and simultaneously sent by regular mail) and shall be deemed to have been duly given (a) when delivered, if sent by registered or certified mail (return receipt requested), (b) when delivered, if delivered personally or by facsimile or (c) on the second following Business Day, if sent by overnight mail or overnight courier, in each case to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

If to the Seller:
Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3

c/o CWCapital Asset Management LLC
701 13th Street, NW, Suite 1000
Washington, DC 20005
Attention: David Lewis
Fax No.:  202-715-9699

With a copy to:                     Perkins Coie LLP
2001 Ross Avenue, Suite 4225
Dallas, Texas 75201
Attention:  Steven R. Smith
Fax No.:  214-965-7760

If to the Buyer:                      Resource Real Estate Opportunity OP, LP
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Attention:  Marshall Hayes
Fax No.:  215-640-6320

With a copy to:                     Resource Real Estate, Inc.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
Attention:  Shelle Weisbaum
Fax No.:  215-761-0452

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.1 Waiver of Jury Trial.  WITHOUT LIMITATION OF ANY OTHER COVENANT, RELEASE, REPRESENTATION OR WARRANTY OF BUYER OR SELLER OR ANY RIGHT OR REMEDY OF BUYER OR SELLER UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, BUYER AND SELLER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BUYER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, ANY OF THE DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO OR IN CONNECTION THEREWITH OR HEREWITH OR ANY OTHER STATEMENTS OR ACTIONS OF SELLER OR BUYER.

BUYER AND SELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE OTHER TO ENTER INTO THIS AGREEMENT AND EACH SUCH DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

Section 11.2 Severability.  Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

Section 11.3 Rights Cumulative: Waivers.  The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate.  The right of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.  Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right.  Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right.  No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute suspension or any variation of any such right.

Section 11.4 Headings.  The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

Section 11.5 Construction.  Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronoun of one gender shall be deemed to include the equivalent pronoun of the other gender.

Section 11.6 Assignment.  Subject to Section 2.5, this Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion.  Any attempted assignment by Buyer without the prior consent of Seller shall be voidable by Seller.  Subject to the foregoing, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Exhibits hereto, shall be binding upon and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns.  Notwithstanding anything to the contrary herein, Buyer may assign this Agreement to an affiliate of Buyer without the consent of Seller upon written notice to Seller.

Section 11.7 Prior Understandings.  This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

Section 11.8 Integrated Agreement.  This Agreement and all Exhibits hereto constitute the final complete expression of the intent and understanding of Buyer and Seller.  This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

Section 11.9 Counterparts.  This Agreement maybe executed by fax (if promptly followed by the original) and in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

Section 11.10 Survival.  Each and every covenant hereinabove made by the Buyer and Seller shall survive the Closing and shall not merge into the Closing Documents, but instead shall be independently enforceable.

Section 11.11 Governing Law.  This Agreement shall be construed, and the rights and obligations of the Seller and the Buyer hereunder determined, in accordance with the local law of the State of Maryland.

Section 11.12 Expenses.  Except as expressly set forth to the contrary in this Agreement, each party hereto shall be responsible for and bear all of its own respective expenses, including without limitation, expenses of legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating this Agreement and the transactions contemplated thereby.

Section 11.13 Intentionally Omitted.

Section 11.14 Brokers.  Each party to this Agreement represents and warrants to the other that, in connection with the sale and purchase of the Loan, the party so representing and warranting has not dealt with any real estate broker, agent or finder, except that Seller has engaged Mission Capital Advisors, LLC , as its broker (the “Seller’s Broker”), and Seller shall be responsible for any commission due Seller’s Broker in connection with this transaction pursuant to a separate written agreement between Seller and Seller’s Broker.  Buyer and Seller shall indemnify and hold each other harmless against and from any inaccuracy in such representation.  The rights, obligations, warranties and representations of the parties hereto under the provisions of this Section 11.14 survive Closing or any termination of this Agreement before Closing.

Section 11.15 Effectiveness of this Agreement.  This Agreement shall not be deemed a contract binding upon Seller and Buyer unless and until both Seller and Buyer shall have executed this Agreement and Buyer shall have delivered the Deposit into Escrow.

Section 11.16 Confidentiality.  In no event shall either party to this Agreement issue any press release to any media of general circulation regarding this Agreement or the transactions contemplated hereby (other than a press release providing that Buyer has acquired the Loan, which shall not disclose the terms of the acquisition) or otherwise disclose the terms and conditions of this Agreement; provided, however, that nothing herein shall be deemed to limit or impair in any way any party’s ability to disclose the details of the transaction contemplated hereby to its legal and financial advisors or as may be necessary pursuant to any court or governmental order or applicable law or in litigation, nor shall anything contained herein be deemed to limit or impair CWCapital Asset Management LLC’s notification of the proposed transaction or details thereof to other servicers, Seller, certificate holders or other parties relating to the servicing of the Loan or Buyer’s notification of the proposed transaction and the details thereof in a public filing as required by applicable law and to its investors.  Notwithstanding the foregoing, no party hereunder shall have any liability by reason of the details of the transaction contemplated hereby becoming known by means beyond the reasonable control of such party.  This Section shall be supplemental to and not in derogation of the provisions of any Confidentiality Agreement entered into between Buyer and Seller.

Section 11.17 Attorneys’ Fees.  In the event any dispute between Buyer and Seller should result in arbitration or litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys’ fees.

Section 11.18 Further Assurances.  From and after the date of this Agreement, each party shall provide to the other party such other information regarding the Loan or the Collateral as the other party may reasonably request, and each party shall execute and deliver such other documents, deliver such other items and take such other actions as may be reasonably requested to allow the completion and consummation (or termination, as appropriate) of all tasks and the transactions contemplated by this Agreement.

Section 11.19 Time of Essence.  All parties hereto agree that time is of the essence with respect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3

By:          CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:           /s/ Thomas Dwyer
Name:      Thomas Dwyer
Title:        _____________________
Date:        _____________________

BUYER:

Resource Real Estate Opportunity OP, LP,
a Delaware limited partnership

By:          Resource Real Estate Opportunity
REIT, Inc.,
its general partner

By:           /s/ Alan F. Feldman
Name:      Alan F. Feldman
Title:        CFO
Date:        _________________________

Acceptance by Title Company:

First American Title Insurance Company

By:           _____________________________
Name:      _____________________________
Title:        _____________________________
Date:       _____________________________

EXHIBIT A

LOAN DOCUMENTS

1.
Promissory Note in the original amount of $13,850,000.00 dated October 27, 2003, executed by Westhollow Landmark LP (“Borrower”) for the benefit of Deutsche Banc Mortgage Capital, L.L.C. (“Original Lender”)

2.	Deed of Trust and Security Agreement dated October 27, 2003 executed by Borrower for the benefit of Original Lender
3.	Assignment of Leases and Rents dated October 27, 2003 executed by Borrower for the benefit of Original Lender
4.	Environmental Indemnity Agreement dated October 27, 2003 executed by Borrower for the benefit of Original Lender
5.	Guaranty and Indemnity dated October 27, 2003 executed by Yisroel Gluck for the benefit of Original Lender
6.	Mortgagee Policy of Title Insurance Issued by Stewart Title Guaranty Company, Policy, Policy Number M-5842-712435

A-1

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION
OF ASSIGNED RIGHTS AND OBLIGATIONS

This Assignment and Assumption of Assigned Rights and Obligations is entered into by and between Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3 (“Assignor”) and Resource Real Estate Opportunity OP, LP, a Delaware limited partnership (“Assignee”).

RECITALS

A.            Assignor and Assignee entered into that certain Loan Sale Agreement effective July ____, 2010 (the “Loan Sale Agreement”).

B.            The Loan Sale Agreement provides for the sale and transfer by Assignor to Assignee of certain Assigned Rights and Obligations (such term and all other capitalized terms used herein and not otherwise defined herein have the definitions ascribed to them in the Loan Sale Agreement).

In exchange for the Purchase Price set forth in the Loan Sale Agreement and such other good and valuable consideration as provided in the Loan Sale Agreement, Assignor hereby agrees to sell to Assignee the Assigned Rights and Obligations as set forth in the Loan Sale Agreement and pursuant to the terms, conditions and provisions hereof.

NOW, THEREFORE, premises considered:

1.
Assignor hereby transfers, assigns and conveys all of the Assignor’s right, title, interest and obligations in, to and under the Loan and the Loan Documents set forth on Schedule 1 hereto, including, without limitation, all of Seller’s rights to principal, interest, fees, costs and expenses payable thereunder after the Closing Date and all of Seller’s other rights and claims thereunder; provided, however, that this assignment shall not include any Deleted Documents as defined in the Loan Sale Agreement.

2.
This sale and assignment is made on an “AS-IS,” WHERE-IS” BASIS, “WITH ALL FAULTS” AND WITHOUT REPRESENTATIONS, EXPRESS OR IMPLIED, OF ANY TYPE, KIND, CHARACTER OR NATURE (INCLUDING, WITHOUT LIMITATION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), EXCEPT THE LIMITED AND EXPRESS REPRESENTATIONS OF SELLER SET FORTH IN ARTICLE 4 OF THE LOAN SALE AGREEMENT, AND WITHOUT RECOURSE OF ANY NATURE TO SELLER.

3.
Without in any way limiting the generality of the foregoing, with respect to the Assigned Rights and Obligations, the Collateral, the Loan Documents and the Loan, Assignor hereby disclaims and disavows:

a.          any express or implied representation or warranty of “Merchantability”;

b.           any express or implied representation or warranty of “Fitness for a Particular Purpose”;
c.	any express or implied representation or warranty regarding collectability of the Loan;
d.	any express or implied representation or warranty regarding environmental condition of Collateral;
e.	any express or implied representation or warranty regarding lien priority or perfection status of any Collateral; and
f.	any express or implied representation or warranty regarding the validity or the enforceability of any of the Loan Documents against any Obligor, any other Loan obligor or any other person.

4.	Assignee hereby assumes any and all of the Assignor’s liabilities, duties and obligations under the Assigned Rights and Obligations.

Dated this                        day of ____, ____

ASSIGNOR:

Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3

By:          CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:           _____________________
Name:      _____________________
Title:       _____________________
Date:       _____________________

ASSIGNEE:

Resource Real Estate Opportunity OP, LP,
a Delaware limited partnership

By:          Resource Real Estate Opportunity
REIT, Inc.,
its general partner

By:           _________________________
Name:      _________________________
Title:        _________________________
Date:        _________________________

SCHEDULE 1

To ASSIGNMENT AND ASSUMPTION OF

ASSIGNED RIGHTS AND OBLIGATIONS

1.
Promissory Note in the original amount of $13,850,000.00 dated October 27, 2003, executed by Westhollow Landmark LP (“Borrower”) for the benefit of Deutsche Banc Mortgage Capital, L.L.C. (“Original Lender”)

2.	Deed of Trust and Security Agreement dated October 27, 2003 executed by Borrower for the benefit of Original Lender
3.	Assignment of Leases and Rents dated October 27, 2003 executed by Borrower for the benefit of Original Lender
4.	Environmental Indemnity Agreement dated October 27, 2003 executed by Borrower for the benefit of Original Lender
5.	Guaranty and Indemnity dated October 27, 2003 executed by Yisroel Gluck for the benefit of Original Lender
6.	Mortgagee Policy of Title Insurance Issued by Stewart Title Guaranty Company, Policy, Policy Number M-5842-712435

EXHIBIT C

FORM OF
ASSIGNMENT OF MORTGAGE, ASSIGNMENT OF RENTS AND FIXTURE FILING
and
ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Attn:

ASSIGNMENT OF MORTGAGE, ASSIGNMENT OF RENTS AND FIXTURE FILING
and
ASSIGNMENT OF ASSIGNMENT OF LEASES AND RENTS

For Value Received, the undersigned hereby grants, sells, assigns, transfers and conveys to Resource Real Estate Opportunity OP, LP, a Delaware limited partnership, all of the undersigned's right, title, and interest in, to and arising out of the following instruments recorded in the office of the County Recorder of ____, ____ described as follows:

1.          Document:                 ____________________________
Borrower Name:	____________________________, an ____________________________ limited partnership formerly ____________________________.
Original Lender:	____________________________, an __________ corporation
Original Loan Amt:	____________________________
Date of Instrument:	____________________________
Date of Recording:	____________________________
Instr/Ref:	____________________________

2.          Document:                 ____________________________
Borrower Name:	____________________________, an ____________________________ limited partnership formerly ____________________________.
Original Lender:	____________________________, an __________ corporation
Original Loan Amt:	____________________________
Date of Instrument:	____________________________
Date of Recording:	____________________________
Instr/Ref:	____________________________

Together with the money due and to become due thereon with interest and all rights accrued or to accrue under said instruments.

C-1

Dated as of ____ ____, ____.

ASSIGNOR:

Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3

By:	CWCapital Asset Management LLC, a Massachusetts limited liability company, solely in its capacity as Special Servicer

By:           __________________________

Name:      __________________________

Title:        __________________________

Date:        __________________________

State of ___________________                     )
) To Wit:
County of _________________                     )

On this ____ day of ____, ____, before me, the undersigned Notary Public in and for said County and State, personally appeared ___________________, the ______________ of CWCapital Asset Management LLC, solely in its capacity as Special Servicer for Bank of America, N.A. as successor by merger to LaSalle Bank National Association as Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003-C3, to me personally known, who being by me duly sworn did say that he is the _____________________ of CWCapital Asset Management LLC and that said Assignment was signed on behalf of said CWCapital Asset Management LLC, solely in its capacity as Special Servicer, by proper authority, and acknowledged said Assignment to be the free act and deed of said CWCapital Asset Management LLC, solely in its capacity as Special Servicer.

WITNESS my hand and notarial seal, subscribed and affixed to in said County and State, the day and year in this certificate above written.

________________________________
Notary Public

My Commission Expires:_____________________
            (Affix Notarial Seal)

C-2

EXHIBIT D

MASTER SERVICER STATEMENT

D-1